SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2011, Ampio Pharmaceuticals, Inc. (“Ampio” or the “Company”) accepted subscriptions from investors in the private placement described under Item 3.02 below, and a final closing for the placement was held. The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On April 18, 2011, the Company held the final closing in connection with a private placement of its common stock. At the closing, the Company issued 1,477,680 shares of its common stock at a price of $2.50 per share, receiving gross proceeds of $3.694 million. Combined with the two prior closings held on March 31, 2011 and April 8, 2011, the Company received gross proceeds of $12,732,200 from sales of a total of 5,092,880 shares of common stock in the placement. The placement was conducted through Fordham Financial Management, Inc. (“FFM”), New York, New York, which served as the Company’s placement agent. FFM received at the three closings a total of $1,400,542 in commissions and a non-accountable expense allowance. After other offering expenses of $410,062, Ampio received net proceeds from the placement of $10,921,596. Ampio intends to use the net proceeds of the placement for general corporate purposes, including funding clinical trials, intellectual property protection, and general and administrative expenses.

In addition to the foregoing, the Company issued placement agent warrants to FFM and a designee that upon exercise will result in the Company issuing an aggregate of 509,288 shares of Ampio common stock. The placement agent warrants are exercisable for a period through March 31, 2016 at an exercise price of $3.125 per share.

The final closing occurred on April 18, 2011, following the satisfaction of customary closing conditions. Copies of the placement agent agreement, the form of placement agent warrants, and the form of subscription agreement relating to the sale of the shares of common stock in the placement will be filed as exhibits to the Form S-1 registration statement that the Company is filing on April 19, 2011. Each of the placement agent agreement and the subscription agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the placement agent agreement and the form of subscription agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

The shares of common stock issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Ampio will file today a registration statement with the Securities and Exchange Commission (“SEC”) for the resale of the common stock as soon as practicable. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

99.1     Press Release dated April 19, 2011.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011, and its Form 10-Qs on file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Donald B. Wingerter, Jr.
Donald B. Wingerter, Jr.
Chief Executive Officer

Dated: April 19, 2011

AMPIO PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release issued by Ampio Pharmaceuticals, Inc. on April 19, 2011 announcing the final closing of the private placement of Ampio common stock.	Furnished herewith

5